UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 28, 2015 (April 22, 2015)

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

350 North Orleans Street, 1st Floor
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(ZIP Code)

(312) 565-6868
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2015, Merge Healthcare Incorporated (the “Company”) issued a News Release containing information about its financial condition and results of operations for the quarter ended March 31, 2015.

A copy of the Company’s News Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On April 22, 2015 and April 23, 2015, Dennis Brown and Nancy J. Koenig, respectively, informed the Company that they are resigning from the board of directors of the Company, effective as of the date of the Company’s next annual meeting of stockholders, and that they do not intend to seek reelection to the board of directors of the Company at such meeting.  Neither director resigned because of a disagreement with the Company.  Ms. Koenig has not resigned from her position as Chief Operating Officer of the Company.

(d)
Michael P. Cole was elected to the board of directors of the Company effective April 23, 2015.  Mr. Cole has been the president of MAEVA Group LLC, a turnaround–oriented merchant bank, since 2014.  From 1997 to 2014, he was employed by Madison Dearborn Partners, LLC (“MDP”), a Chicago–based private equity investment firm that manages approximately $20 billion in equity capital, where he focused on investments in the media, telecommunications and technology services sectors.  In 2007, Mr. Cole was named a Managing Director of MDP, which he remained until his departure in 2014.  At MDP, he led or worked on investments in companies such as MetroPCS (now T–Mobile), XM Satellite Radio Holdings, Intelsat Ltd. (NYSE: I), Univision Communications, Inc., Alaska Native Wireless (now AT&T), Telemundo Communications Group and Council Tree Hispanic Broadcasters (now Comcast NBCU), Reiman Publications, Cbeyond Communications, Sorenson Communications, The Topps Company, Inc., Wind Telecom SpA (now Vimpelcom) and Q9 Networks.  He was named a “Top 40 Global Dealmaker Under 40” by Dealmaker Magazine and a “Top 40 Under 40” leader by Crain’s Chicago Business.  Since 2007, Mr. Cole has been a director on the board of directors of Univision Communications Inc.  Previously, Mr. Cole served on the boards of directors of several other companies, including Wind Telecom SpA from 2008 to 2012, The Topps Company, Inc. from 2007 to 2014, and Sorenson Communications Holdings, LLC from 2006 to 2014.  Within the past two years, he has also served on the boards of directors of several 501(c)(3) charitable organizations, including the Big Shoulders Fund, the Chicago Entrepreneurial Center, and The Lyric Opera of Chicago where he is a member of the investment committee, as well as the Illinois Venture Capital Association.  Early in his career, Mr. Cole was a health care investment banker with Bear, Stearns & Co. Inc. and advised major health care companies on over $3 billion in mergers, acquisitions and financing activity.  Mr. Cole received his A.B. degree from Harvard College.

Mr. Cole will be entitled to receive the same compensation paid to non-employee directors as determined by the Nominating and Governance Committee.  Mr. Cole has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S–K.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	News Release of the Company dated April 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: April 28, 2015	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of the Company dated April 28, 2015.